Exhibit 23.3

Consent  of  Gelman,   Rosenberg  &  Freedman,   Independant   Certified  Public
Accountants



We consent to the reference to our firm in the Registration Statement (Form S-8 No. 33- _______) pertaining to the Hagler Bailly, Inc. Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan and to the Incorporation by reference therein of our report dated March 17, 1997 with respect to the consolidated financial statements of Hagler Bailly, Inc. included in its 8-K, filed with the Securities and Exchange Commission.


                                                /s/ Gelman, Rosenberg & Freedman
                                                Gelman, Rosenberg & Freedman



June 11, 1998